SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

FIDELITY SECURITIES FUND (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PLEASE VOTE YOUR PROXY NOW!

Fidelity Advisor® Dividend Growth Fund
Fidelity Advisor® Equity Value Fund
Fidelity Advisor® Value Leaders Fund
CALL 1-844-670-2134 to vote your shares today!*
Your vote is extremely important
no matter how large or small your holdings may be!
Reference the enclosed proxy card for additional instructions on how you can vote online, by touch-tone telephone, or by signing and returning the enclosed proxy card by mail.
Special Meeting of Shareholders
For Shareholders as of: February 19, 2025
Meeting Date: April 16, 2025
Until we receive a sufficient number of votes, the shareholder meeting cannot be held.
Shareholders who hold more than one account in a fund will receive a separate card for each account and should vote each card or the EzVote consolidated card.
If you have already voted, thank you for your response. If you have any further questions, please call Fidelity at 1-877-208-0098. Thank you.
*
Broadridge Financial Solutions, Inc. has been engaged by Fidelity Investments as a paid solicitor. Please contact them at the toll-free phone number provided above weekdays from 9:00 a.m. to 10:00 p.m. (ET), or Saturday and Sunday between the hours of 10:00 a.m. to 2:00 p.m. in order to cast your vote over the phone. In the event that you make a telephone call to or receive a telephone call from a Broadridge Financial Solutions, Inc. representative, you may be asked to verify certain personal information for identification verification (e.g., name and address).

URGENT PROXY VOTING REQUEST

G1EQ-PXL2-0325
1.9919795.100